Addendum No. 1 to Membership Interest Purchase Agreement

This Addendum No. 1 is entered into this 29thth day of October 2008 (this “Amendment”) to the Membership Interest Purchase Agreement by and between NetSol Technologies, Inc. (“NetSol”), Ciena Solutions, LLC (“Ciena”) and the members of Ciena Solutions, LLC (the “Sellers”)(the “MPA”) dated October 29, 2008. In the event there is a conflict by and between the terms of this Addendum and the MPA, the terms of this Addendum shall govern. All capitalized terms are defined as set forth in the MPA.

A new section 10.10 is added as follows:

The Sellers, jointly and severally, hereby assume any and all obligations and liabilities incurred, by or on behalf of Ciena, as of and prior to the Closing Date. The Sellers agree that the indemnification and defense obligations and the Right to Set-Off contained in Article 10 of the MPA shall be applied to and part of this assumption. In exchange for this assumption, NetSol hereby agrees that any and all Accounts Receivable of Ciena earned as of and prior to the Closing Date shall be the sole property of Sellers.

Agreed to as of the date first above written.

NETSOL TECHNOLOGIES, INC.

By: ________________________ Najeeb Ghauri, Chief Executive Officer	By: ________________________ Patti L. W. McGlasson, Secretary

SELLERS

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Shaz Khan

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Nadia Malik

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Mark Pellas

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Kelly Knight